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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-90037, 333-64785, 333-06395, 333-10583, 333-33323 and 333-88828) of En Pointe Technologies, Inc. of our report dated December 4, 2003, relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
December 29, 2003

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  Exhibit 23.1